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                                                                     EXHIBIT 5.1

                             Dechert Price & Rhoads
                            4000 Bell Atlantic Tower
                                1717 Arch Street
                            Philadelphia, PA  19103
                           Telephone: (215) 994-4000
                           Facsimile: (215) 994-2222



                                  June 7, 1995


AmeriSource Health Corporation
P.O. Box 959
Valley Forge, PA  19482

                 Re: AmeriSource Health Corporation ("AmeriSource"):
                     1,218,536 Shares of Class A Common Stock

Ladies and Gentlemen:

                 We have acted as your counsel in connection with the registration of an aggregate of 1,218,536 shares (the "Shares") of your Class A Common Stock, par value $0.01 per share ("Class A Common Stock") pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed today with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") relating to the AmeriSource 1995 Stock Option Plan (the "1995 Plan") and the AmeriSource Non-Employee Directors Stock Option Plan (the "Directors Plan," and collectively with the 1995 Plan, the "Plans"). You have informed us, and we have assumed for purposes of this opinion, that the Shares may be either (i) newly issued from AmeriSource's reserve of authorized but previously unissued shares or (ii) previously outstanding shares acquired by AmeriSource.

                 We have participated in the preparation of the Registration Statement, and have examined such corporate records and documents, certificates of officers and matters of law as we have considered appropriate to enable us to give this opinion.

                 Based upon the foregoing, it is our opinion that the Shares have been duly and validly authorized by AmeriSource, and upon the effectiveness of the Registration Statement, the Shares initially issuable upon exercise of the stock options granted under the Plans, when issued in accordance with the terms of the respective plans and option award certificates and delivered to the purchasers thereof against payment of the exercise price therefor, will be validly issued, fully paid and nonassessable.

                 We hereby consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in Item 5 of





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AmeriSource Health Corporation
June 7, 1995
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the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                  Very truly yours,

                                  /s/ Dechert Price & Rhoads